UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

AIM ImmunoTech Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

August 11, 2020

Dear Fellow Stockholders,

You are cordially invited to attend AIM ImmunoTech Inc.’s Annual Meeting of Stockholders on Wednesday, October 7, 2020, at 11:00 a.m. (local time - Eastern Daylight Time). The meeting will be held virtually via a live webcast at https://web.lumiagm.com/273989368.

Included with this letter is a Notice of the 2020 Annual Meeting of Stockholders and the proxy statement. Please review this material for information about the nominees named in the proxy statement for election as Directors and the Company’s appointed independent registered public accounting firm.

Details regarding Executive Officer and Director compensation, corporate governance matters, and the business to be conducted at the Annual Meeting are also described in the enclosed materials.

Whether or not you plan to attend the Annual Meeting, please cast your vote at your earliest convenience, as instructed in the Notice of Internet Availability of Proxy Materials or in the proxy card. Your vote is very important. Your vote before the Annual Meeting will ensure representation of your common shares at the Annual Meeting even if you are unable to attend. We look forward to sharing more information with you about AIM ImmunoTech and the value of your investment at the Annual Meeting.

Sincerely,

/s/ Thomas K. Equels
Thomas K. Equels
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting

to Be Held Virtually, Via Live Webcast at https://web.lumiagm.com/273989368,

at 11:00 a.m., Eastern Daylight Time on Wednesday, October 7, 2020.

This proxy statement, our 2019 Annual Report on Form 10-K and our March 31, 2020 Quarterly Report

on Form 10-Q are available at https://aimimmuno.com/stockholder-meeting/.

AIM IMMUNOTECH INC. 2117 SW Highway 484 Ocala, Florida 34473
(352) 448-7797

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 7, 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders (the “Annual Meeting”) of AIM ImmunoTech Inc., a Delaware corporation (the “Company”) will be held on October 7, 2020, at 11:00 a.m., Eastern Daylight Time. The meeting will be held virtually via live webcast at https://web.lumiagm.com/273989368. Stockholders will NOT be able to attend the Annual Meeting in person. The Annual Meeting will be held for the following purposes:

Purposes:

1.	To elect three members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

2.	To ratify the selection by the Company’s Audit Committee of Morrison, Brown, Argiz & Farra, LLC independent registered public accountants, to audit the financial statements of Company for the year ending December 31, 2020;

3.	To approve, by non-binding vote, executive compensation;

4.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Who Can Vote:	Stockholders of record at the close of business on Monday, August 10, 2020.

How You Can Vote:	You may cast your vote via mail, telephone or the Internet. Certain stockholders may only be able to vote by mail. You may also vote at the Annual Meeting.

Who May Attend:	All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

/s/ William M. Mitchell
William M. Mitchell
Chairman of the Board
Ocala, Florida
August 11, 2020

PROXY STATEMENT

AIM IMMUNOTECH INC.

2117 SW Highway 484

Ocala, FL 34473

INTRODUCTION

This proxy statement is furnished to Stockholders in connection with the solicitation of proxies for use at the annual meeting of stockholders of AIM ImmunoTech Inc. (“AIM,” “we” or “us”) to be held on October 7, 2020, and at any adjournments (the “Annual Meeting”). The accompanying proxy is solicited by the Board of Directors of AIM and is revocable by the stockholder by notifying AIM’s Corporate Secretary at any time before it is voted on, or by voting at the Annual Meeting. This proxy statement and the accompanying proxy is being distributed to stockholders beginning on or about August 20, 2020. The principal executive offices of AIM are located at 2117 SW Highway 484, Ocala, Florida 34473, telephone (352) 448-7797.

Important Notice Regarding the Availability of Proxy Materials for

The 2020 Virtual Annual Meeting of Stockholders to Be Held on October 7, 2020

This proxy statement, the proxy card, our 2019 Annual Report on Form 10-K and our March 31, 2020 Quarterly Report on Form 10-Q are available electronically at https://aimimmuno.com/stockholder-meeting/. Please note that, while our Proxy Materials are available at this website, no other information contained on our website is incorporated by reference in or considered to be a part of this Proxy Statement.

We are hosting this Annual Meeting virtually as part of our effort to maintain a safe and healthy environment for our directors, members of management and Stockholders who wish to attend the Annual Meeting, and in light of the COVID-19 pandemic, our Board believes that hosting a virtual Annual Meeting is in the best interests of our Stockholders, Officers, Directors, and the designated Inspector of Election. At the moment, we do not intend on holding future Stockholders’ meetings virtually unless the current pandemic persists.

The Annual Meeting will be held on October 7, 2020 at 11:00 a.m. Eastern Daylight Time and any adjournment thereof. This Annual Meeting will be a virtual-only meeting via live webcast. You will not be able to attend the Annual Meeting in person. You will be able to attend the Annual Meeting by accessing it at https://web.lumiagm.com/273989368 with password: “aim2020” (case sensitive) and following the instructions set forth below in “Meeting Attendance”.

Rules adopted by the Securities and Exchange Commission (“SEC”) allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of the Internet distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of Annual Meeting and proxy statement via the Internet. These notices would also contain instructions on how stockholders could request to receive their materials electronically or in printed form or on a one-time or ongoing basis.

PROXY SOLICITATION AND COSTS

AIM has borne the cost of preparing, assembling, and mailing this proxy solicitation material along with related communication with stockholders. AIM may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of AIM ’s Directors, Officers and employees, without additional compensation, personally, by telephone or by facsimile. The total estimated cost of this solicitation is approximately $50,000.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

You received these proxy materials because you are a Stockholder of the Company. The Board is providing these proxy materials to you in connection with the Company’s Annual Meeting to be held on October 7, 2020. As a Stockholder of the Company, you are entitled to vote on the important proposals described in this proxy statement. Since it is not practical for all Stockholders to attend the virtual Annual Meeting and vote, the Board is seeking your proxy to vote on these matters.

What is a proxy?

A proxy is your legal designation of another person (“proxy”) to vote the common shares you own at the virtual Annual Meeting. By completing and returning the proxy card(s), which identify the individuals or trustees authorized to act as your proxy, you are giving each of those individuals authority to vote your common shares as you have instructed. By voting via proxy, each Stockholder is able to cast his or her vote without having to attend the virtual Annual Meeting.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your common shares in different ways (e.g., different names, trusts, custodial accounts, joint tenancy) or in multiple accounts. If your common shares are held by a broker or bank (i.e., in “Street Name”), you will receive your proxy card and other voting information directly from your brokerage firm, bank, trust, or other nominee. It is important that you complete, sign, date and return each proxy card you receive, or vote using the telephone, or by using the Internet as described in the instructions included with your proxy card(s).

Do I have to attend the meeting to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting, you may vote by granting a proxy or — for shares held in street name — by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail.

In the United States, if you are not in possession of your voting proxy or instruction form, please contact your broker or bank for assistance in obtaining a duplicate control number.

Do Europeans holding Company Common Stock have to vote a different way?

Yes. Europeans must contact their custodian bank or broker directly, as European banks and brokerage houses do not necessarily forward the proxy materials to stockholders. As we are a Delaware corporation, there is no need for your bank or brokerage house to block your shares. Banks and brokerage houses simply need to certify the number of shares owned by their clients on August 10, 2020 (the record date) and cast votes on your behalf by October 6, 2020 (5 p.m. US EDT).

The proxy materials are available at: https://aimimmuno.com/stockholder-meeting/.

What is the record date and what does it mean?

The Board established August 10, 2020 as the record date for the virtual Annual Meeting of Stockholders to be held on October 7, 2020. Stockholders who own common shares of the Company at the close of business on the record date are entitled to notice of and to vote at the virtual Annual Meeting.

What is the difference between a “Registered Stockholder” and a “Street Name Stockholder”?

These terms describe how your common shares are held. If your common shares are registered directly in your name with American Stock Transfer & Trust Company (“AST”) — the Company’s transfer agent — you are a “Registered Stockholder.” If your common shares are held in the name of a brokerage, bank, trust, or other nominee as a custodian, you are a “Street Name Stockholder.”

How many common shares are entitled to vote at the Annual Meeting?

As of August 10, 2020, the record date, there were approximately 39,690,952shares of common stock, par value $0.001 per share outstanding and entitled to vote at the virtual Annual Meeting. Each share is entitled to one vote on all matters.

How many votes must be present to hold the Annual Meeting?

For the 2020 virtual Annual Meeting, the required quorum for the transaction of business at the virtual Annual Meeting is 40% of the shares of common stock entitled to vote at the virtual Annual Meeting, or by proxy.

For purposes of determining whether a quorum is present, each common share is deemed to entitle the holder to one vote per share. Properly signed proxies that are marked “abstain” are known as “abstentions.” Common shares that are held in street name and not voted on one or more of the items before the virtual Annual Meeting, but are otherwise voted on at least one item, are known as “broker non-votes.” Proposal No. 2 is the only routine matter that may be voted on by brokers on this year’s ballot.

Both abstentions and broker non-votes are counted as shares present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. However, broker non-votes are not counted as shares entitled to be voted with respect to the matter on which the broker has expressly not voted.

Who will count the votes?

An attorney from the office of Silverman Shin & Byrne PLLC — our securities counsel — or its designee, will determine whether a quorum is present, will tabulate the votes and will serve as the Company’s Inspector of Election at the virtual Annual Meeting.

What vote is required to approve each proposal?

Each share of common stock is entitled to one vote on all matters. Abstentions, broker non-votes and shares not in attendance and not voted at the virtual Annual Meeting will not be counted as votes cast “for” or “against” a candidate and will have no effect with regard to the election of Directors in Proposal 1. However, because Proposals No. 2 and 3, are based on the affirmative vote of at least a majority of the shares represented and voting at the virtual Annual Meeting at which a quorum is present, abstentions will have the same effect as votes against such proposals.

The three nominees in Proposal No. 1 receiving the highest number of votes cast by the holders of common stock represented and voting at the meeting will be elected as AIM’s Directors and constitute the entire Board of Directors of AIM.

The affirmative vote of at least a majority of the shares represented and voting at the virtual Annual Meeting at which a quorum is present is necessary for approval of Proposals No. 2 and3.

Although the advisory vote on Proposal No. 3 is non-binding — as provided by law — our Compensation Committee will review the results of the votes and will take them into account in making a determination concerning executive compensation.

Where will I be able to find voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the virtual Annual Meeting and will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the virtual Annual Meeting.

How do I vote my common shares?

If you are a Stockholder as of the record date, you can vote your shares in one of the following manners:

●	by completing, signing, dating, and returning the enclosed proxy card(s); or

●	by telephone or Internet by following the instructions shown on the enclosed proxy card or voting form.

Registered Stockholders may vote at the virtual Annual Meeting. If you are a Street Name Stockholder and you wish to vote at the virtual Annual Meeting, you may do so by obtaining a “legal proxy” from your broker. Please see Meeting Attendance below.

Please refer to the specific instructions set forth on the proxy materials you received.

Can I change my vote after I have mailed in my proxy card(s) or submitted my vote using the Internet or telephone?

Yes, if you are a registered Stockholder, you can change your vote in any one of the following ways:

●	sending a written notice to the Corporate Secretary of the Company that is received prior to the virtual Annual Meeting and stating that you revoke your proxy; or

●	signing and dating a new proxy card(s) and submitting the proxy card(s) to the Company’s Corporate Secretary or AST so that it is received prior to the virtual Annual Meeting; or

●	voting by telephone or by using the Internet prior to the virtual Annual Meeting in accordance with the instructions provided with the proxy card(s); or

●	attending the virtual Annual Meeting and voting during the meeting.

Your simple presence at the virtual Annual Meeting will not revoke your proxy. You must take affirmative action at the virtual Annual Meeting in order to revoke your proxy.

If you are a Street Name Stockholder, you must contact your broker, bank, trust, or other nominee in order to revoke your proxy. If you wish to vote at the virtual Annual Meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy to the virtual Annual Meeting in order to vote during the meeting.

How will my proxy be voted?

If you complete, sign, date and return your proxy card(s) or vote by telephone or by using the Internet, your proxy will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote, your common shares will be voted as the Board recommends for each of the proposals.

What if my common shares are held in “Street Name” by my broker?

You should instruct your broker how you would like to vote your shares by using the written instruction form and envelope provided by your broker. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange (“NYSE”), your broker may, but is not required to, vote your common shares with respect to certain “routine” matters. However, on other matters, when the broker has not received voting instructions from its customers, the broker cannot vote the shares on the matter and a “broker non-vote” occurs. Proposal No. 2 is the only routine matter to be voted on by the Stockholders on this year’s ballot. Proposals No. 1 and 3 are not considered routine matters under the NYSE rules. This means that brokers may not vote your common shares on such proposals if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted. If you hold your common shares in your broker’s name and wish to vote at the virtual Annual Meeting, you must contact your broker and request a document called a “legal proxy.” Please see “Meeting Attendance” below. You must obtain this legal proxy in order to vote at the virtual Annual Meeting. Even if you plan to attend the Annual Meeting, management strongly recommends that you vote your shares prior to attending the meeting.

What are the Board’s recommendations on how I should vote my common shares?

The Board recommends that you vote your common shares as follows:

1.	FOR the election of each of the three Director nominees (see Proposal 1);

2.	FOR the ratification of Morrison, Brown, Argiz & Farra, LLC as our independent registered public accounting firm for fiscal 2020 (see Proposal 2);

3.	FOR the advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement (see Proposal 3);

Does the Company have cumulative voting?

No.

Who may attend the virtual Annual Meeting?

All Stockholders are eligible to attend the virtual Annual Meeting. However, only those Stockholders of record at the close of business on August 10, 2020 are entitled to vote at the virtual Annual Meeting.

Developments Regarding COVID-19 Could Impact The Date, Time or Location of The Meeting

We are actively monitoring the public health and travel safety concerns relating to COVID-19 and the advisories or mandates that federal, state, and local governments, and related agencies, may issue. If we determine that it is not possible or advisable to hold our virtual Annual Meeting as currently planned, we will announce by press release as well as through a filing with the Securities and Exchange Commission.

Meeting Attendance

Shares Registered in Your Name. If you were a Stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares electronically at the virtual Annual Meeting To attend the meeting, go to https://web.lumiagm.com/273989368, click on “I have a login,” enter the control number found on the proxy card you previously received, and enter the password “aim2020” (the password is case sensitive). Then, follow the instructions on the screen if you wish to vote or change a previous vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Whether or not you attend the meeting, we urge you to mail in your proxy.

Shares Registered in the Name of a Broker, Bank or Other Nominee. If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

To vote electronically at the virtual Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the virtual Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the virtual Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on September 30, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the virtual Annual Meeting at https://web.lumiagm.com/273989368 password: “aim2020” (case sensitive) and vote your shares during the meeting. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Who can answer my questions?

If you have any questions regarding any of the proposals or how to vote your shares, or if you need additional copies of the proxy materials please contact Dianne Will, Corporate Affairs for AIM , 518-398-6222 (collect calls will be accepted) or via email at IR@AIMImmuno.com.

If you have questions directly related to the proposals that you wish answered, please e-mail them to the above e-mail address no later than September 30, 2020, one week in advance of the Annual Meeting. Questions will be permitted during the Annual Meeting but only to the extent relevant to the proposals and not duplicative of questions received in advance.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of the proxy materials is being delivered to multiple Stockholders sharing an address, unless the Company has received instructions from one or more of the Stockholders to continue to deliver multiple copies. The Company will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a Stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call the Company at (352) 448-7797 or send a written request to AIM ImmunoTech Inc., 2117 SW Highway 484, Ocala FL 34473, Attention: Secretary. If you wish to receive a separate copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call the Company at the telephone number or write the Company at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling the Company at the telephone number or writing to the Company at the address listed above.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2021 Annual Meeting of Stockholders must be received by the Company’s Secretary, at AIM ImmunoTech Inc., 2117 SW Highway 484, Ocala, Florida 34473 no later than April 13, 2021. Any such proposals when submitted must be in full compliance with applicable law, including Rule 14a-8 of the Exchange Act, and our Amended and Restated Bylaws.

Pursuant to the Company’s Restated and Amended Bylaws, all stockholder proposals may be brought before an Annual Meeting of stockholders only upon timely notice thereof, in writing, to the Secretary of the Company. To propose business or to nominate a Director for our 2021 Annual Meeting not for inclusion in next year’s proxy statement and proxy card, a stockholder’s notice, for all stockholder proposals other than the nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. To be timely, a stockholder’s notice, with respect to a stockholder proposal for nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. Provided, however, in the event that the stockholder proposal relates to the nomination of candidates for director and the number of Directors to be elected to the Board of Directors of the Company at an Annual Meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. All stockholder proposals must contain all of the information required under the Company’s Bylaws, a copy of which is available upon written request, at no charge, from the Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

INFORMATION CONCERNING BOARD MEETINGS

The Board of Directors is responsible for the management and direction of AIM and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over the Company’s affairs for the benefit of its stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of the Company. In discharging that obligation, Directors may rely on the honesty and integrity of the Company’s senior Executives and its outside advisers and auditors.

The Board of Directors and various committees of the Board meet periodically throughout the year to receive and discuss operating and financial reports presented by the Chief Executive Officer and Chief Financial Officer, as well as reports by other members of Senior Management, experts and other advisers. Members of the Board are expected to attend Board meetings unless the meeting is held by teleconference. The Board held 13 meetings in 2019 and executed 19 unanimous consents. All Directors were in attendance for the meetings.

In 2019, the non-employee (independent) members of the Board of Directors did not meet without employee Directors or management personnel present. Interested persons who wish to contact the Chairman of the Board or other non-employee Directors, can do so by sending written comments through the Office of the Secretary of the Company at AIM ImmunoTech Inc., 2117 SW Highway 484, Ocala, Florida 34473. The Office will either forward the original materials as addressed, or provide Directors with summaries of the correspondence, with the originals available for review at the Directors’ request.

CONDUCT OF THE MEETING

The Chairman of our Board (or any person designated by our Board) has broad authority to conduct the virtual Annual Meeting of stockholders in an orderly manner. This authority includes establishing rules of conduct for stockholders who wish to address the meeting, including limiting questions to the order of business and to a certain amount of time. Copies of these rules will be available at the meeting. To ensure that the meeting is conducted in a manner that is fair to all stockholders, the Chairman (or such person designated by our Board) may also exercise broad discretion in recognizing stockholders who wish to speak, in determining the extent of discussion on each item of business and in managing disruptions or disorderly conduct.

CORPORATE GOVERNANCE

Our Board has adopted corporate governance guidelines. These guidelines address items such as the standards, qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have a code of conduct that applies to all our employees, including our executive officers and our directors. Both the guidelines and the code of conduct are posted under “Corporate Governance” in the Investors section of our website at https://aimimmuno.com/corporate-governance/. We will disclose under “Corporate Governance” in the Investors section of our website any amendments to, or any waivers under, the code of conduct that are required to be disclosed by the rules of the SEC. The charters of each of the Board’s Audit, Compensation, Disclosure Controls, Corporate Governance and Nominating Committees are also posted on our website. Detailed information on our Board and its committees can be found within the attached document.

INFORMATION CONCERNING COMMITTEES OF THE BOARD

The Board of Directors maintains the following committees:

Executive Committee

In February 2016, our Board formed the Executive Committee. The Executive Committee reports to the Board and its purpose is to aid the Board in handling matters which, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board. Mr. Equels, our Chief Executive Officer is the chairman of the Committee, along with two of our independent directors, Mr. Appelrouth and Dr. Mitchell. The full text of the Executive Committee Charter, as approved by the Board, is available on our website: www.aimimmuno.com in the “Investor Relations” tab under “Corporate Governance”. The Committee did not meet in 2019.

Compensation Committee

This Committee formally met two times in 2019 and all committee members were in attendance for the meeting. Our General Counsel, Chief Financial Officer and Director of Human Resources support the Compensation Committee in its work. The Compensation Committee is currently composed of Dr. William M. Mitchell, the Committee Chair and Director, and Mr. Stewart L. Appelrouth, Director. Please see “COMPENSATION OF EXECUTIVE OFFICERS” below. The full text of the Compensation Committee Charter, as approved by the Corporate Governance and Nomination Committee, is available on our website: https://aimimmuno.com/corporate-governance/.

Corporate Governance and Nomination Committee

In 2019, the Corporate Governance and Nomination Committee met one time. All committee members were in attendance for the meeting. The Corporate Governance and Nomination Committee consists of Dr. William M. Mitchell, Committee Chair and Director, and Mr. Stewart L. Appelrouth, Director.

All of the members of the Committee meet the independence standards contained within the NYSE American Company Guide and the AIM Corporate Governance Guidelines. The full text of the Corporate Governance and Nomination Committee Charter as well as the Corporate Governance Guidelines, are available on our website: https://aimimmuno.com/corporate-governance/.

As discussed below, the Committee is responsible for recommending candidates to be nominated by the Board for election by the stockholders or to be appointed by the Board of Directors to fill vacancies consistent with the criteria approved by the Board. It also is responsible for periodically assessing AIM’s Corporate Governance Guidelines and making recommendations to the Board for amendments, recommending to the Board the compensation of Directors, taking a leadership role in shaping corporate governance, and overseeing an annual evaluation of the Board.

The Corporate Governance and Nomination Committee is responsible for identifying candidates who are eligible under the qualification standards set forth in AIM’s Corporate Governance Guidelines to serve as members of the Board. The Committee is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling its other duties. The Committee is not limited to any specific process in identifying candidates and will consider candidates suggested by stockholders. In recommending Board candidates, the Committee considers a candidate’s: (1) general understanding of elements relevant to the success of a publicly traded company in the current business environment; (2) understanding of AIM’s business; and (3) diversity in educational and professional background. The Committee also gives consideration to a candidate’s judgment, competence, dedication and anticipated participation in Board activities, experience, geographic location and special talents or personal attributes.

Stockholders who wish to suggest qualified candidates should write to the Corporate Secretary, AIM ImmunoTech Inc., 2117 SW Highway 484, Ocala, Florida 34473, stating in detail the qualifications of such persons for consideration by the Committee.

The Company aspires to the highest standards of ethical conduct; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Company’s business. AIM’s Corporate Governance Guidelines embody many of our policies and procedures which are at the foundation of our commitment to best practices. The guidelines are reviewed annually, and revised if deemed necessary, to continue to reflect best practices.

Disclosure Controls Committee

The Disclosure Controls Committee (“DCC”) reports to the Audit Committee and is responsible for procedures and guidelines on managing disclosure information. The purpose of the DCC is to make certain that information required to be publicly disclosed is properly accumulated, recorded, summarized and communicated to the Board and management. This process is intended to allow for timely decisions regarding communications and disclosures and to help ensure that we comply with related SEC rules and regulations. Ellen M. Lintal is the DCC’s Investor Relations Coordinator and Chairperson. The other members of the DCC are Peter Rodino, our Chief Operating Officer and General Counsel, William Mitchell, one of our Independent Directors, Dr. David Strayer, Medical Director and Chief Scientific Officer, Julie Mierau, our Controller, and Ann Marie Coverly, Director of HR and Administration serving as the Deputy Investor Relations Coordinator. Adam Pascale, former Chief Financial and Accounting Officer was a member of the committee before his retirement in September 2019. The full text of the DCC’s Charter, as approved by the Board, is available on our website: www.aimimmuno.com in the “Investor Relations” tab under “Corporate Governance”. The DCC actively met on numerous occasions in 2019.

Audit Committee and Audit Committee Expert

The Audit Committee of our Board of Directors consists of William Mitchell, M.D. and Stewart L. Appelrouth. Dr. Mitchell and Mr. Appelrouth, both determined by the Board of Directors to be Independent Directors as required under Section 803(2) of the NYSE: American Company Guide and Rule 10A-3 under the Exchange Act. The Board has determined that Mr. Appelrouth qualifies as an “audit committee financial expert” as that term is defined by Section 803B(2) of the NYSE: American Company Guide and the rules and regulations of the SEC.

We believe Dr. Mitchell and Mr. Appelrouth to be independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this Committee. The principal functions of the Audit Committee are to (i) assist the Board in fulfilling its oversight responsibility relating to the annual independent audit of our consolidated financial statements and management’s assessment of internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; (ii) prepare the reports or statements as may be required by NYSE American or the securities laws; (iii) assist the Board in fulfilling its oversight responsibility relating to the integrity of our financial statements and financial reporting process and our system of internal accounting and financial controls; (iv) discuss the financial statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and (v) review disclosures by our independent registered public accounting firm concerning relationships with us and the performance of our independent accountants.

This Audit Committee formally met five times in 2019 with all committee members in attendance. Our General Counsel and Chief Financial Officer support the Audit Committee in its work. The full text of the Audit Committee’s Charter, as approved by the Board, is available on our website: www.aimimmuno.com in the “Investor Relations” tab under “Corporate Governance”.

Audit Committee Report

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

●	To appoint, evaluate, and as the Committee may deem appropriate, terminate and replace the Company’s independent registered public accountants;

●	To monitor the independence of the Company’s independent registered public accountants;

●	To determine the compensation of the Company’s independent registered public accountants;

●	To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by the Company’s independent registered public accountants;

●	To review the Company’s risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

●	To monitor the integrity of the Company’s financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems;

●	To facilitate and maintain an open avenue of communication among the Board of Directors, Management and the Company’s independent registered public accountants; and

●	To provide oversight of the DCC to monitor their successful implementation of that Committee’s Charter, policies and procedures.

In discharging its responsibilities in 2019 relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with the Company’s independent registered public accountants, Morrison, Brown, Argiz & Farra, LLC (“MBAF”), the overall scope and process for its audit. The Committee regularly met with MBAF, with and without Management present, to discuss the results of its examinations, the consideration of our internal controls and the overall quality of the Company’s financial reporting.

The Committee also undertook all required discussions with MBAF during the fiscal year ended December 31, 2019 of such matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), rules of the SEC and other applicable regulations. The Committee received from MBAF the written and oral disclosures and the letter required by applicable requirements of the PCAOB regarding MBAF’s communications with the Audit Committee concerning independence and discussed with MBAF the independence of their firm.

The Committee has met and held discussions with Management. The Committee has reviewed and discussed with Management AIM’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2019, as well as the internal control requirements of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report for the year ended December 31, 2019.

This report is respectfully submitted by the current members of the Audit Committee of the Board of Directors.

Stewart K. Appelrouth, Committee Chairman

Dr. William M. Mitchell

Board Role in Risk Oversight

The Board evaluates its leadership structure and role in risk oversight on a periodic basis. The Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of our Company and other relevant factors.

The Board is also responsible for oversight of our risk management practices while Management is responsible for the day-to-day risk management processes. Our Executive Management team evaluates enterprise risks and shares their assessment of such risks with the Audit Committee or the full Board for oversight. In addition, financial risks and our internal control environment are overseen by the Audit Committee and the Compensation Committee considers how risks taken by Management could impact the value of executive compensation.

Code of Ethics and Business Conduct

Our Board of Directors adopted a Code of Ethics and Business Conduct for Officers, Directors and employees. This Code has been presented and reviewed by each Officer, Director, employee, agent and key consultant. You may obtain a copy of this Code by visiting our web site at www.aimimmuno.com (Investor Relations/Corporate Governance) or by written request to our office at 2117 SW Highway 484, Ocala, FL 34473. Our Board of Directors is required to approve any waivers of the Code for Directors or executive Officers and we are required to disclose any such waiver in a Current Report on Form 8-K within four business days. On an annual basis, this Code is reviewed and signed by each Officer, Director, employee and strategic consultant with none of the amendments constituting a waiver of provision of the Code of Ethics on behalf of our Chief Executive Officer, Chief Financial Officer, or persons performing similar functions.

Communication with the Board of Directors

Interested parties wishing to contact the Board of Directors of the Company may do so by writing to the following address: AIM ImmunoTech Board of Directors, c/o Peter W. Rodino III, Corporate Secretary, 2117 SW Highway 484, Ocala, Florida 34473. All letters received will be categorized and processed by the Corporate Counsel or Secretary, and then forwarded to the Company’s Board of Directors.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend the Annual Meeting absent unusual circumstances, although we have no formal policy on the matter. All of the Directors attended the 2019 Annual Meeting.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following sets forth biographical information about each of our Executive Officers as of the date of this report:

Name	Age	Position
Thomas K. Equels, M.S., J.D.	68	Executive Vice Chairman of the Board, Chief Executive Officer and President
Peter W. Rodino, III, Esq.	68	Chief Operating Officer, Executive Director Gov’t Relations, General Counsel and Secretary
Ellen M. Lintal	61	Chief Financial Officer

THOMAS K. EQUELS, Esq., has been a Director and serves as our Executive Vice Chairman (since 2008), Chief Executive Officer (since 2016) and President (since 2015). Mr. Equels is the owner of and former President and Managing Director of the Equels Law Firm headquartered in Miami, Florida that focuses on litigation. For over a quarter century, Mr. Equels has represented national and state governments as well as companies in the banking, insurance, aviation, pharmaceutical and construction industries. Mr. Equels received his Juris Doctor degree with high honors from Florida State University. He is a summa cum laude graduate of Troy University and also obtained his Masters’ Degree from Troy. He is a member of the Florida Bar Association and the American Bar Association.

PETER W. RODINO III has been a Director since July 2013. On September 30, 2016, Mr. Rodino resigned as a member of our Board to permit him to serve us in a new capacity. Effective October 1, 2016, we retained Mr. Rodino as our Executive Director for Governmental Relations, and as our General Counsel and, as of October 16, 2019, Mr. Rodino assumed the role of Chief Operating Officer. Mr. Rodino has been our Secretary since November 2016. Mr. Rodino has broad legal, financial, and executive experience. In addition to being President of Rodino Consulting LLC and managing partner at several law firms during his many years as a practicing attorney, he served as Chairman and CEO of Crossroads Health Plan, the first major Health Maintenance Organization in New Jersey. He also has had experience as an investment executive in the securities industry and acted as trustee in numerous Chapter 11 complex corporate reorganizations. Previously, as founder and president of Rodino Consulting, Mr. Rodino provided business and government relations consulting services to smaller companies with a focus on helping them develop business plans, implement marketing strategies and acquire investment capital. Mr. Rodino holds a B.S. in Business Administration from Georgetown University and a J.D. degree from Seton Hall University.

ELLEN M. LINTAL has been our Chief Financial Officer since September 16, 2019. She is also our Chief Accounting Officer. Mrs. Lintal has been employed by us for two years. She has more than two decades of prior public company and non-profit experience. She earned a Bachelor of Science degree in Accounting from Elmira College. Mrs. Lintal served for several years as a Chief Financial Officer and SVP of Finance & Control for an international non-profit Organization and public accounting experience at Corning Inc, Carlisle Companies and AGY where she led the organizational focus on financial management, strategic planning and mergers and acquisitions. Prior to joining the company Ellen was the CFO for the National Wild Turkey Federation, an international non-profit organization.

ADAM PASCALE was Chief Financial Officer from February 2016 until his retirement in September 2019. He was also our Chief Accounting Officer. Mr. Pascale had been employed with the company for 23 years, with more than two decades of public accounting experience and prior public company experience. He earned a Bachelor of Arts degree in Accounting and Finance from Rutgers University. Mr. Pascale served for several years as a CPA prior to his joining AIM and is a member of both the American and Pennsylvania Institutes of Certified Public Accountants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation related matters and waivers of our code of business conduct and ethics, be reviewed and approved or ratified by a majority of independent, disinterested Directors. We have adopted procedures in which the Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an annual and case-by-case basis with the approval of this Committee required for all such transactions.

We have employment agreements with certain of our executive officers and have granted such Officers and Directors options and warrants to purchase our common stock, as discussed under the headings, “Compensation of Executive Officers” and “Principal Stockholders”.

COMPENSATION OF EXECUTIVE OFFICERS

The following “Named Executive Officers” (“NEO”) are included in the narratives, tables and related disclosures that follow:

●	Thomas K. Equels, Chief Executive Officer(“CEO”) and President;

●	Ellen Lintal, Chief Financial Officer (“CFO”); and

●	Peter Rodino, Chief Operating Officer (“COO”), Executive Director for Governmental Relations General Counsel and Company Secretary.

Governance of Compensation Committee

The Compensation Committee consists of the following two directors, each of whom is “independent” under applicable NYSE American rules, a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act, and an “Outside Director” as defined under the U.S. Treasury regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”): Dr. William Mitchell, M.D. (Chair) and Stewart L. Appelrouth. The Compensation Committee makes recommendations concerning salaries and compensation for senior management and other highly paid professionals or consultants to AIM. The full text of the Compensation Committee’s Charter, as approved by the Board, is available on our website: www.aimimmuno.com in the “Investor Relations” tab under “Corporate Governance”.

This Committee formally met two times in 2019 and all committee members were in attendance. Our General Counsel, Chief Financial Officer and Director of Human Resources support the Compensation Committee in its work.

Results of Stockholder Advisory Vote on Executive Compensation

At the October 2, 2019 Annual Meeting of Stockholders, the Stockholders approved the annual, non-binding advisory vote on Executive Compensation.

Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee of our Board of Directors with respect to Executive compensation are to attract and retain the most talented and dedicated Executives possible, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives, and to align Executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee expects to implement and maintain compensation plans that tie a substantial portion of Executives’ overall compensation to key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development of our products, the identification and advancement of additional products and the performance of our common stock price. The Compensation Committee evaluates individual Executive performance with the goal of setting compensation at levels the Committee believes are comparable with Executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance, our own strategic goals, governmental regulations and the results of Stockholder Advisory Votes regarding executive compensation.

EXECUTIVE COMPENSATION

The following table provides information on the compensation during the fiscal years ended December 31, 2019 and 2018 of Thomas Equels, our Chief Executive Officer, Ellen Lintal, our Chief Financial Officer and Adam Pascale, our former Chief Financial Officer, and Peter Rodino, who, during 2018 was our General Counsel and Secretary constituting the Company’s Named Executive Officers, based on the year ended 2019 for each fiscal year.

Summary Compensation Table

Name & Principal Position	Year	Salary / Fees $ (2) (3)	Bonus $	Stock Awards $	Option Awards $ (1)	Non-Equity Incentive Plan Compensation $	Change in Pension Valued and NQDC Earnings $ (4)	All Other Compensation $	Total $ (3)
Thomas K Equels	2019	703,125	7,008	46,875	62,537	—	—	70,702	883,239
CEO & President (2) (3)	2018	751,000	18,350	500	335,731	—	—	65,927	1,171,508

Ellen Lintal	2019	143,750	—	10,417	—	—	—	33,575	187,742
CFO	2018	42,667	—	-	220	—	—	—	42,887

Adam Pascale	2019	197,917	—	-	20,846	—	—	27,864	246,627
Former CFO	2018	251,000	—	500	99,979	—	—	40,973	392,452

Peter Rodino	2019	333,333	—	21,875	29,184	—	—	45,710	430,102
COO, General Counsel & Secretary	2018	351,000	—	500	138,599	—	—	36,684	526,783

Notes:

(1)	All option awards were valued using the Black-Scholes method.

(2)	For Named Executive Officers, who are also Directors that receive compensation for their services as a Director, the Salary/Fees and Option Awards columns include compensation that was received by them for their role as a member of the Board of Directors. As is required by Regulation S-K, Item 402(c), compensation for services as a Director have been reported within the “Summary Compensation Table” (above) for fiscal years of 2019 and 2018 as well as reported separately in the “Compensation of Directors” section (see below) for calendar year 2018.

(3)	As stated in Thomas Equels’ employment contract, he is entitled to 5% of Ampligen® sales. In 2019 and 2018, a bonus of 5% of Ampligen® sales for 2019 and 2018 was accrued.

For 2018, salaries for Messrs. Equels, Pascale and Rodino include 50% deferred salaries of $140,625, $46,875 and $65,625, respectively, starting from August 1, 2018.

During 2019, all prior deferred salaries were paid to Messrs. Equels, Pascale, Lintal and Rodino.

(4)	Mr. Equels’ All Other Compensations consists of:

	2019	2018
Life & Disability Insurance	$32,642	$22,677
Healthcare Insurance	20,060	22,250
Car Expenses/Allowance	18,000	18,000
Total	$70,702	$62,927

(5)	Mr. Rodino’s All Other Compensations consists of:

	2019	2018
Life & Disability Insurance	$4,560	$2,542
Healthcare Insurance	26,750	19,742
Car Expenses/Allowance	14,400	14,400
Total	$45,710	$36,684

(6)	Mr. Pascale’s All Other Compensations consists of:

	2019	2018
Life & Disability Insurance	$2,969	$2,272
Healthcare Insurance	14,695	19,742
Car Expenses/Allowance	10,200	14,400
Total	$27,864	$36,414

(7)	Ms. Lintal’s All Other Compensations consists of:

	2019	2018
Life & Disability Insurance	$3,407	$-
Healthcare Insurance	19,368	-
Car Expenses/Allowance	10,800	-
Total	$33,575	$-

Outstanding Equity Awards at Fiscal Year End

Outstanding Equity Awards at Fiscal Year End	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Thomas K Equels	568	—	—	348.48	6/11/2020	—	—	—	—
President and Chief	568	—	—	216.48	6/24/2021	—	—	—	—
Executive Officer	189	—	—	153.12	6/6/2022	—	—	—	—
	568	—	—	163.68	6/11/2022	—	—	—	—
	568	—	—	163.68	6/6/2023	—	—	—	—
	284	—	—	132.00	8/2/2023	—	—	—	—
	568	—	—	190.08	6/6/2024	—	—	—	—
	568	—	—	132.00	6/8/2025	—	—	—	—
	568	—	—	73.92	6/8/2026	—	—	—	—
	6,818	—	—	24.64	6/8/2027	—	—	—	—
	323	—	—	21.56	6/15/2027	—	—	—	—
	323	—	—	21.56	6/30/2027	—	—	—	—
	412	—	—	21.12	7/15/2027	—	—	—	—
	472	—	—	18.48	7/31/2027	—	—	—	—
	—	485	—	18.04	8/15/2027	—	—	—	—
	—	556	—	15.84	8/31/2027	—	—	—	—
	—	8,446	—	16.28	2/13/2028	—	—	—	—
	—	2,841	—	16.72	4/12/2028	—	—	—	—
	—	6,818	—	13.20	5/16/2028	—	—	—	—
	—	5,682	—	13.20	5/16/2028	—	—	—	—
	—	3,666	—	13.64	7/18/2028	—	—	—	—
	6,457	—	—	9.68	10/17/2028	—	—	—	—
	23	—	—	9.68	11/14/2028	—	—	—	—
	9,685	—	—	9.68	1/28/2029	—	—	—	—

Total	28,962	28,494	—			—	—	—	—

Ellen Lintal	23	—	—	9.68	11/14/2029	—	—	—	—
Chief Financial Officer

Total	23	—	—			—	—	—	—

Adam Pascale	11	—	—	2,127.84	4/13/2022	—	—	—	—
Former Chief Financial	95	—	—	174.24	7/8/2024	—	—	—	—
Officer	14	—	—	1,003.20	12/7/2024	—	—	—	—
	284	—	—	68.64	6/21/2026	—	—	—	—
	108	—	—	21.56	6/15/2027	—	—	—	—
	108	—	—	21.56	6/30/2027	—	—	—	—
	137	—	—	21.12	7/15/2027	—	—	—	—
	157	—	—	18.48	7/31/2027	—	—	—	—
	—	162	—	18.04	8/15/2027	—	—	—	—
	—	185	—	15.84	8/31/2027	—	—	—	—
	—	2,815	—	16.28	2/13/2028	—	—	—	—
	—	1,705	—	16.72	4/12/2028	—	—	—	—
	—	1,894	—	13.20	5/16/2028	—	—	—	—
	—	1,222	—	13.64	7/18/2028	—	—	—	—
	2,152	—	—	9.68	10/17/2028	—	—	—	—
	23	—	—	9.68	11/14/2028	—	—	—	—
	3,228	—	—	9.68	1/28/2029	—	—	—	—

Total	6,317	7,983	—			—	—	—	—

Peter Rodino	285	—	—	132.00	8/2/2023	—	—	—	—
General Counsel and Secretary	285	—	—	68.65	6/21/2026	—	—	—	—
	151		—	21.56	6/15/2027	—	—	—	—
	151		—	21.56	6/30/2027	—	—	—	—
	192		—	21.12	7/15/2027	—	—	—	—
	220		—	18.48	7/31/2027	—	—	—	—
	—	226	—	18.04	8/15/2027	—	—	—	—
	—	259	—	15.84	8/31/2027	—	—	—	—
	—	3,941	—	16.28	2/13/2028	—	—	—	—
	—	2,273	—	16.72	4/12/2028	—	—	—	—
	—	2,652	—	13.20	5/16/2028	—	—	—	—
	—	1,711	—	13.64	7/18/2028	—	—	—	—
	3,013	—	—	9.68	10/17/2028	—	—	—	—
	23	—	—	9.68	11/14/2028	—	—	—	—
	4,520	—	—	9.68	1/28/2029	—	—	—	—

Total	8,840	11,062	—			—	—	—	—

Payments on Disability

At December 31, 2019, we had an employment agreement with Mr. Equels which entitled him Base Salary and applicable benefits otherwise due and payable through the last day of the month in which disability occurs and for an additional twelve-month period. Each current NEO, including Mr. Pascale, Ms. Lintal and Mr. Rodino, has the same short and long-term disability coverage which is available to all eligible employees. The coverage for short-term disability provides up to six months of full salary continuation up to 60% of weekly pay, less other income, with a $1,500 weekly maximum limit. The coverage for group long-term disability provides coverage at the exhaustion of short-term disability benefits of full salary continuation up to 60% of monthly pay, less other income, with a $10,000 monthly maximum limit. The maximum benefit period for the group long-term disability coverage is 60 months for those age 60 and younger at the time of the claim with the coverage period proportionately reduced with the advanced age of the eligible employee to a minimum coverage period of 12 months for those of 69 years old and older as of the date of the claim. For the period June 2010 through 2019 pursuant to his respective employment agreement and payable by us, Mr. Equels is entitled to receive total disability coverage of $400,000.

Payments on Death

At December 31, 2019, we had an employment agreement with Mr. Equels which entitled him Base Salary and applicable benefits otherwise due and payable through the last day of the month in which death occurs and for an additional twelve-month period. Each NEO, including Mr. Rodino, has coverage of group life insurance, along with accidental death and dismemberment benefits, consistent to the dollar value available to all eligible employees. The benefit is equal to two times current salary or wage with a maximum limit of $300,000, plus any supplemental life insurance elected and paid for by the NEO. For the period June 2010 and through 2018 pursuant to his respective employment agreements and payable by us, Mr. Equels is entitled to receive total death benefit coverage of $3,000,000.

Estimated Payments Following Severance - Named Executive Officers (NEO)

At December 31, 2019, we had an employment agreement with Mr. Equels which entitled him to severance benefits on certain types of employment terminations not related to a change in control. Mr. Rodino and Ms. Lintal are not covered by an employment severance agreement and therefore would only receive severance as determined by the Compensation Committee in its discretion.

The dollar amounts below assume that the termination occurred on January 1, 2020. The actual dollar amounts to be paid can only be determined at the time of the NEO’s separation from AIM based on their prevailing compensation and employment agreements along with any determination by the Compensation Committee in its discretion.

Name	Event	Cash Severance ($)	Value of Stock Awards That Will Become Vested (1) ($)	Continuation of Medical Benefits ($)	Additional Life Insurance ($)	Total ($)
Thomas K. Equels,	Involuntary (no cause)	$768,000	$62,320	—	—	$830,320
CEO & President	Termination (for cause)	—	—	—	—	—
	Death or disability	$768,000	$62,320	—	—	$830,320
	Termination by employee or retirement	$768,000	$62,320	—	—	$830,320

Ellen Lintal	Involuntary (no cause)	—	—	—	—	—
CFO	Termination (for cause)	—	—	—	—	—
	Death or disability	—	—	—	—	—
	Termination by employee or retirement	—	—	—	—	—

Peter Rodino	Involuntary (no cause)	—	—	—	—	—
General Counsel and Secretary	Termination (for cause)	—	—	—	—	—
	Death or disability	—	—	—	—	—
	Termination by employee or retirement	—	—	—	—	—

Adam Pascale	Involuntary (no cause)	—	—	—	—	—
Former CFO	Termination (for cause)	—	—	—	—	—
	Death or disability	—	—	—	—	—
	Termination by employee or retirement	—	—	—	—	—

Notes:

(1)	Consists of stock options contractually required per the employee’s respective Employment Agreement to be granted during each calendar year of the term under our 2009 Equity Incentive Plan. The stock options have a ten-year term and an exercise price equal to the closing market price of our common stock on the date of grant. For the purpose of this schedule, an NYSE American closing price at March 16, 2018 of $0.30 was used with an estimated exercise price of $0.30 for Mr. Equels. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718.

Payments on Termination in Connection with a Change in Control Named Executive Officers

At December 31, 2019, we had an employment agreement with Mr. Equels which entitled him to severance benefits on certain types of employment terminations related to a change in control thereby the term of his respective agreement would automatically be extended for three additional years. Mr. Rodino and Ms. Lintal are not covered by employment severance agreement and therefore would only receive severance from a change in control as determined by the Compensation Committee in its discretion. Any specific benefits for these two NEO would be determined by the Compensation Committee in its discretion.

The dollar amounts in the chart below assume that change in control termination occurred on January 1, 2020, based on the employment agreements that existed at that time. The actual dollar amounts to be paid can only be determined at the time of the NEO’s separation from AIM based on their prevailing compensation and employment agreements along with any determination by the Compensation Committee in its discretion.

Estimated Benefits on Termination Following a Change in Control - December 31, 2019

The following table shows potential payments to the NEO if employment terminates following a change in control under contracts, agreements, plans or arrangements at December 31, 2019. The amounts assume a January 1, 2020 termination date regarding base pay and use of the opening price of $0.18 on the NYSE American for our common stock at that date.

Name	Aggregate Severance Pay ($)		PVSU Acceleration (2) ($)	Early Vesting of Restricted Stock (4) (5) ($)	Early Vesting of Stock Options and SARs (3) ($)	Acceleration and Vesting of Supplemental Award (5) ($)		Welfare Benefits Continuation ($)	Outplacement Assistance ($)	Parachute Tax Gross-up Payment ($)	Total ($)
Thomas K. Equels	768,000	(1)	—	—	—	$62,320	(4)	—	—	—	$830,320
Ellen Lintal	—		—	—	—	—		—	—	—	—
Peter Rodino	—		—	—	—	—		—	—	—	—
Adam Pascale	—		—	—	—	—		—	—	—	—

Notes:

(1)	This amount represents the base salary and benefits for remaining term of the NEO’s employment agreement plus a three-year extension in the term upon the occurrence of a termination from a change in control. The employment agreement with Mr. Equels had a term through December 31, 2016; however, this was automatically extended for an additional three-year period through December 31, 2022.

(2)	This amount represents the payout of all outstanding performance-vesting share units (“PVSU”) awarded on a change in control at the target payout level with each award then pro-rated based on the time elapsed for the applicable three-year performance period.

(3)	This amount is the intrinsic value [fair market value on January 1, 2018 ($0.18 per share) minus the per share exercise price of $0.30 of all unvested stock options for each NEO, including Stock Appreciation Rights (“SAR”). Any option with an exercise price of greater than fair market value was assumed to be cancelled for no consideration and, therefore, had no intrinsic value.

(4)	This amount represents the options to be issued annually for the remaining term of the NEO’s employment agreement plus a three-year extension in the occurrence of termination from a change in control. For the purpose of this schedule, an NYSE American closing price at March 16, 2018 of $0.30 was used with an estimated exercise price of $0.30 for Mr. Equels. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718.

(5)	Any purchase rights represented by the Option not then vested shall, upon a change in control, shall become vested.

Definition of “Change in Control” for each agreement, a “Change in Control” is defined generally as any such event that requires a report to the SEC, but includes any of the following:

●	Any person or entity other than AIM, any of our current Directors or Officers or a Trustee or fiduciary holding our securities, becomes the beneficial owner of more than 50% of the combined voting power of our outstanding securities;

●	An acquisition, sale, merger or other transaction that results in a change in ownership of more than 50% of the combined voting power of our stock or the sale/transfer of more than 75% of our assets;

●	A change in the majority of our Board of Directors over a two-year period that is not approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; or

●	Execution of an agreement with AIM, which if consummated, would result in any of the above events.

Definition of “Constructive Termination”. A “Constructive Termination” generally includes any of the following actions taken by AIM without the Executive’s written consent following a change in control:

●	Significantly reducing or diminishing the nature or scope of the executive’s authority or duties;

●	Materially reducing the executive’s annual salary or incentive compensation opportunities;

●	Changing the executive’s office location so that he must commute more than 50 miles, as compared to his commute as of the date of the agreement;

●	Failing to provide substantially similar fringe benefits, or substitute benefits that were substantially similar taken as a whole, to the benefits provided as of the date of the agreement; or

●	Failing to obtain a satisfactory agreement from any successor to AIM to assume and agree to perform the obligations under the agreement.

However, no constructive termination occurs if the executive:

●	Fails to give us written notice of his intention to claim constructive termination and the basis for that claim at least 10 days in advance of the effective date of the executive’s resignation; or

●	We cure the circumstances giving rise to the constructive termination before the effective date of the executive’s resignation.

Post-Employment Compensation

We have an agreement with the following NEO who has benefits upon termination as a condition of his respective employment agreement: Thomas K. Equels, our CEO.

The following is a description of post-employment compensation payable to the respective NEO. If a NEO does not have a specific benefit, they will not be mentioned in the subsection. In such event, the NEO does not have any such benefits upon termination unless otherwise required by law.

Termination for Cause

All of our NEOs can be terminated for cause. For Mr. Equels, “Cause” means willful engaging in illegal conduct, gross misconduct or gross violation of the Company’s Code of Ethics and Business Conduct for Officers which is demonstrably and materially injurious to the Company. For purposes of his respective agreement, no act, or failure to act, on employee’s part shall be deemed “willful” unless done intentionally by employee and not in good faith and without reasonable belief that employee’s action or omission was in the best interest of the Company. Notwithstanding the foregoing, employee shall not be deemed to have been terminated for Cause unless and until the Company delivers to the employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Directors of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to employee and an opportunity for Employee, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, employee was guilty of conduct set forth above and specifying the particulars thereof in detail. In the event that his employment is terminated for Cause, the Company shall pay him, at the time of such termination, only the compensation and benefits otherwise due and payable to them through the last day of their actual employment by the Company.

Termination without Cause

Mr. Equels is entitled to the compensation and benefits otherwise due and payable to him through the last day of the then current term of their respective agreements. In the event that he is terminated at any time without “Cause” the Company shall pay to him, at the time of such termination, the compensation and benefits otherwise due and payable through the last day of the then current term of their Agreement. However, benefit distributions that are made due to a “separation from service” occurring while he is a Named Executive Officer shall not be made during the first six months following separation from service. Rather, any distribution which would otherwise be paid to him during such period shall be accumulated and paid to him in a lump sum on the first day of the seventh month following the “separation from service”. All subsequent distributions shall be paid in the manner specified.

Death or Disability

Mr. Equels can be terminated for death or disability. For each, “Disability” means the inability to effectively carry out substantially all of his duties under their agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted for a continuous period of not less than 12 months. In the event the employment is terminated due to his death or disability, the Company will pay (or their respective estate as the case may be), at the time of such termination, the Base Salary and applicable benefits otherwise due and payable through the last day of the month in which such termination occurs and for an additional 12 month period.

Termination by Officer and Employee

All NEO employment agreements have the right to terminate their respective agreement upon thirty (30) days or less of prior written notice of termination. In such event, Mr. Equels is specifically entitled to fees due to him through the last day of the month in which such termination occurs and for 12 months thereafter. All other NEOs are entitled to the fees due to them through the last day of the month in which such termination occurs.

Change in Control

As an element of his employment agreement, Mr. Equels is entitled to benefits upon a Change in Control or Constructive Termination that include that any unvested Options immediately vest and the term of his respective employment agreement automatically extend for an additional three years. In the event of a Change in Control, the Company is responsible for the base salary or benefits for remaining term of the NEO’s employment agreement plus an automatic three-year extension in the term of the agreement. The existing employment agreement with Mr. Equels had a term through December 31, 2016; however, this employment agreement automatically extended for an additional three-years through December 31, 2022.

Compensation of Directors

Our Compensation, Audit and Corporate Governance and Nomination Committees, consist of Dr. William M. Mitchell, Compensation and Corporate Governance and Nomination Committee Chair, and Stewart L. Appelrouth, Audit Committee Chair, both of whom are independent Board of Director members.

AIM reimburses Directors for travel expenses incurred in connection with attending board, committee, stockholder and annual meetings along with other Company business-related expenses. AIM does not provide retirement benefits or other perquisites to non-employee Directors under any current program.

There was no cost of living increase granted in 2018 or 2019. Directors’ fees were being deferred beginning in August 2018. When cash became available, they were paid their deferred fees in 2019.

All Directors have been granted options to purchase common stock under our Stock Option Plans and/or Warrants to purchase common stock. We believe such compensation and payments are necessary in order for us to attract and retain qualified outside directors. Options shares for stock compensation were issued under the 2009 and 2018 Equity Incentive Plans.

Director Compensation – 2019 & 2018

Name and Title of Director	Year	Fees Earned or Paid in Cash $	Stock Award $	Option Award $	Non-Equity Incentive Plan Compensation $	Change in Pension Value & Nonqualified Deferred Compensation Earnings $	All Other Compensation As Director $	Total $

T. Equels	2019	—	—	—	—	—	—	—
Executive Vice Chairman	2018	—	—	—	—	—	—	—

W. Mitchell	2019	182,462	—	37,766	—	—	—	220,228
Chairman of the Board (1)	2018	114,039	500	193,411	—	—	—	307,950

S. Appelrouth	2019	182,462	—	37,766	—	—	—	220,228
Director (1)	2018	114,039	500	193,411	—	—	—	307,950

Notes:

(1)	Independent Director of the Company. Beginning August 16, 2018, the independent directors are deferring payment of 100% of their director’s fees until cash is available. During 2019 cash became available and the directors were paid their deferred compensation.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of August 10, 2020, the record date, the number and percentage of outstanding shares of common stock beneficially owned by:

●	Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding common stock;

●	Each of our Directors and the Named Executives Officers; and

●	All of our officers and directors as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned		% Of Shares Beneficially Owned
Thomas K. Equels, Executive Vice Chairman, Chief Executive Officer, President*	218,443	(1)	** %

Peter W. Rodino III, Chief Operating Officer, Executive Director of Governmental Relations, General Counsel, Secretary*	78,193	(2)	** %

William M. Mitchell, M.D., Chairman of the Board of Directors*	106,474	(3)	** %

Stewart L. Appelrouth, Director*	111,109	(4)	** %

Ellen Lintal, Chief Financial Officer*	24,144	(5)	** %

Adam Pascale, former Chief Financial Officer*	17,644	(6)	** %

All directors and executive officers as a group (6 persons)	560,799		1.4%

* The business address is care of the Company, 2117 SW Highway 484, Ocala, Florida 34473.

** Less than 1%

(1)	Mr. Equels is Executive Vice Chairman of our Board of Directors, Chief Executive Officer and President. He owns 160,987 shares of Common Stock and beneficially owns 57,456 shares issuable or issued upon exercise of outstanding common stock options.

(2)	Mr. Rodino is our General Counsel, Exec. Dir. of Governmental Relations and Secretary who owns 58,291 shares of common stock and beneficially owns 19,902 shares issuable or issued upon exercise of outstanding common stock options.

(3)	Dr. Mitchell is our Chairman of the Board. He owns 76,412 shares of Common Stock of which 190 shares are held by Shirley Mitchell (Spouse), 94 shares are held by the Aesclepius Irrevocable Trust (Shirley Mitchell Trustee), 96 shares are held by the Aesclepius Irrevocable Trust II (William Mitchell Trustee) and 30,062 shares issuable upon exercise of outstanding common stock options.

(4)	Mr. Appelrouth is a Director. He owns 81,900 shares, and beneficially owns 29,209 shares issuable upon exercise of outstanding common stock options.

(5)	Ms. Lintal is our Chief Financial Officer. She owns 24,121 shares of Common Stock and beneficially owns 23 shares issuable upon exercise of outstanding common stock options.

(6)	Mr. Pascale is our former Chief Financial Officer. He owns 3,344 shares of Common Stock and beneficially owns 14,300 shares issuable upon exercise of outstanding common stock options.

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2019:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average Exercise Price Per Share	Number of securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column) (a)
	(a)		(c)
Equity compensation plans approved by security holders:	198,608	$9.68	178,082

Equity compensation plans not approved by security holders:	8,064,096	$2.46	—

Total	8,262,704	$2.632.063	178,082

PROPOSALS TO STOCKHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Each nominee to the Board of Directors will serve until the next Annual Meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Thomas K. Equels, William M. Mitchell and Stewart L. Appelrouth. Information is furnished below with respect to all nominees.

We believe our Board Members represent a desirable diversity of backgrounds, skills, education and experiences, and they all share the personal attributes of dedication to be effective directors. In recommending Board candidates, Corporate Governance and Nomination Committee considers a candidate’s: (1) general understanding of elements relevant to the success of a publicly traded company in the current business environment; (2) understanding of our business; and (3) diversity in educational and professional background. The Committee also gives consideration to a candidate’s judgment, competence, dedication and anticipated participation in Board activities along with experience, geographic location and special talents or personal attributes. The following are qualifications, experience and skills for Board members which are important to AIM’ business and its future:

Leadership Experience: We seek directors who have demonstrated strong leadership qualities. Such leaders bring diverse perspectives and broad business insight to our Company. The relevant leadership experience that we seek includes a past or current leadership role in a large or entrepreneurial company, a senior faculty position at a prominent educational institution or a past elected or appointed senior government position.

Industry or Academic Experience: We seek directors who have relevant industry experience, both with respect to the disease areas where we are developing new therapies as well as with the economic and competitive dynamics of pharmaceutical markets, including those in which our drugs will be prescribed.

Scientific, Legal or Regulatory Experience: Given the highly technical and specialized nature of biotechnology, we desire that certain of our directors have advanced degrees, as well as drug development experience. Since we are subject to substantial regulatory oversight, both here and abroad by the FDA and other agencies, we also desire directors who have legal or regulatory experience.

Finance Experience: We believe that our directors should possess an understanding of finance and related reporting processes, particularly given the complex budgets and long timelines associated with drug development programs.

THOMAS K. EQUELS, Esq., Mr. Equels was named Chief Executive Officer in February 2016. He has served as President since August 2015. Prior to that he served as General Counsel and as Chief Financial Officer. Prior to that he was a well-respected business litigator. Mr. Equels’ successful legal career included extensive experience in the pharma sector. He has over the years served as a court-appointed receiver turning around businesses in a number of different fields. Mr. Equels received his J.D. with high honors from Florida State University. He is also a summa cum laude graduate (Bachelor of Science) of Troy University and obtained his Master of Science Degree in Management from Troy. Mr. Equels is also a highly decorated combat aviator, twice awarded the Distinguished Flying Cross, awarded the Purple Heart, the Bronze Star and 15 Air Medals, including three for extraordinary valor. In 2012 he was knighted by Pope Benedict as a knight of the Papal States.

THOMAS K. EQUELS, Esq. - Director Qualifications:

●	Leadership Experience – General counsel, Chief Financial Officer, President and Chief Executive officer of AIM, Owner and former President, Managing Director of Equels Law Firm;

●	Industry Experience –AIM’s counsel general council, Chief Financial Officer, President and Chief Executive Officer.

●	Scientific, Legal or Regulatory Experience - Law degree with over 25 years as a practicing attorney specializing in litigation. Over 10 years experience in pharma related regulatory issues.

WILLIAM M. MITCHELL, M.D., Ph.D., has been a Director since July 1998 and Chairman of the Board since February 2016. Dr. Mitchell is a Professor of Pathology at Vanderbilt University School of Medicine and is a board certified physician. Dr. Mitchell earned a M.D. from Vanderbilt and a Ph.D. from Johns Hopkins University, where he served as House Officer in Internal Medicine, followed by a Fellowship at its School of Medicine. Dr. Mitchell has published over 200 papers, reviews and abstracts that relate to viruses, anti-viral drugs, immune responses to HIV infection, and other biomedical topics. Dr. Mitchell has worked for and with many professional societies that have included the American Society of Investigative Pathology, the International Society for Antiviral Research, the American Society of Clinical Oncology, the American Society of Biochemistry and Molecular Biology and the American Society of Microbiology. Dr. Mitchell is a member of the American Medical Association. He has served on numerous government review committees, among them the National Institutes of Health, AIDS and Related Research Review Group. Dr. Mitchell previously served as one of our Directors from 1987 to 1989.

WILLIAM M. MITCHELL, M.D., Ph.D. - Director Qualifications:

●	Leadership Experience – Professor at Vanderbilt University School of Medicine. He is a member of the Board of Directors for Chronix Biomedical and is Chairman of its Medical Advisory Board. Additionally, he has served on multiple governmental review committees of the National Institutes of Health, Centers for Disease Control and Prevention and for the European Union, including key roles as Chairman;

●	Academic and Industry Experience – Well published medical researcher with extensive investigative experience on virus and immunology issues relevant to the scientific business of AIM along with being a Director of an entrepreneurial diagnostic company (Chronix Biomedical) that is involved in next generation DNA sequencing for medical diagnostics; and

●	Scientific, Legal or Regulatory Experience - M.D., Ph.D. and professor at a top ranked school of medicine, and inventor of record on numerous U.S. and international patents who is experienced in regulatory affairs through filings with the FDA.

STEWART L. APPELROUTH, CPA was appointed as a director and head of the Audit Committee in August 2016 and is a certified public accountant and partner at Appelrouth Farah & Co., P.A., Certified Public Accountants and Advisors. Mr. Appelrouth is also a certified forensic accountant and possesses 40 years of experience in Accounting and Consulting. He is a member of or has affiliations with the AICPA, American College of Forensic Examiners, Association of Certified Fraud Examiners, Florida Bar Grievance Committee, Florida Institute of Certified Public Accountants and InfraGard Member, a national information sharing program between the Federal Bureau of Investigation and the private sector.

Mr. Appelrouth graduated from Florida State University in 1975 and received his Master’s Degree in Finance from Florida International University in 1980. The Board has determined Mr. Appelrouth to be an Independent Director as required under Section 803(2) of the NYSE: American Company Guide and Rule 10A-3 under the Exchange Act.

STEWART L. APPELROUTH - Director Qualifications:

●	Leadership Experience –has served in leadership positions on numerous Boards and other organizations;

●	Industry Experience – Partner at certified public accounting and advisory firm; Certified Public Accountant and Certified Fraud Examiner;

●	Regulatory Experience – FINRA Arbitrator.

●	Financial Expert – over 40 years of accounting and audit experience.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF AIM AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” ALL THREE OF THE ABOVE-NAMED NOMINEE DIRECTORS OF AIM.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Morrison, Brown, Argiz & Farra, LLC (“MBAF”) as independent registered public accountants of AIM for the fiscal year ending December 31, 2020, subject to ratification by the stockholders. As disclosed below, MBAF has served as our independent registered public accountant since April 4, 2018.

All audit and professional services are approved in advance by the Audit Committee to assure such services do not impair the auditor’s independence from us. The total fees by MBAF for 2019 and 2018 were $391,000 and $301,250, respectively. The following table shows the aggregate fees for professional services rendered during the year ended December 31, 2019 and 2018.

	Amount ($)
	2019	2018
Description of Fees:
Audit Fees	$299,500	$260,000
Audit-Related Fees	91,500	41,250
Tax Fees	—	—
All Other Fees	—	—
Total	$391,000	$301,250

Audit Fees

Audit fees include the audit of our annual financial statements and the review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees

Represents the fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements. Audit-related fees include professional services related to the Company’s filing of SEC Form S-3 and S-8 (i.e., stock shelf offering procedures).

The Audit Committee has determined that MBAF’s rendering of these audit-related services and all other fees were compatible with maintaining auditor’s independence. The Board of Directors considered MBAF to be well qualified to serve as our independent public accountants. The Committee also pre-approved the charges for services performed in 2019 and 2018.

The Audit Committee pre-approves all auditing and accounting services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimus” provisions of Section 10A (i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

Representative(s) of MBAF are scheduled to be present at the virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF AIM AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers (“NEOs”), as we have described at length in the “Compensation Discussion and Analysis” section of this proxy statement. While this vote is advisory and not binding on our Company relating to the compensation of our NEOs that almost entirely are contractually committed with generally no opportunity to revisit these prior decisions, your vote will provide investor sentiment to our Compensation Committee regarding our executive compensation philosophy, policies and practices. As a result of the vote, the Committee will be able to consider this sentiment when determining future executive compensation.

Results of Stockholder Advisory Vote on Executive Compensation

At the October 2, 2019 Annual Meeting of Stockholders, the Stockholders approved the annual, non-binding “say on pay” advisory vote on Executive Compensation with approximately 80% of the shares cast in favor of the proposal. Since that vote, the Compensation Committee has not made any revisions to the Executive Compensation program.

Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee of our Board of Directors with respect to Executive compensation are to attract and retain the most talented and dedicated Executives possible, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives, and to align Executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee expects to implement and maintain compensation plans that tie a substantial portion of Executives’ overall compensation to key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development of our products, the identification and advancement of additional products and the performance of our common stock price. The Compensation Committee evaluates individual Executive performance with the goal of setting compensation at levels the Committee believes are comparable with Executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance, our own strategic goals, governmental regulations and the results of Stockholder Advisory Votes regarding executive compensation.

Your vote is requested. We believe that the information we’ve provided within the “EXECUTIVE COMPENSATION” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure Management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, the Board of Directors recommends that stockholders approve the program by approving the following advisory resolution:

RESOLVED, that the stockholders of AIM ImmunoTech Inc. approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the AIM ImmunoTech Inc. Proxy Statement pursuant to the compensation disclosure rules of the SEC, including Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the EXECUTIVE COMPENSATION section of this proxy statement).

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF AIM AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

GENERAL

Unless contrary instructions are indicated as provided on the Proxy Statement, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of all Directors nominated, FOR Proposal No. 2, FOR Proposal No. 3 and FOR Proposal No. 4.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,
Peter W. Rodino, III, Secretary

Ocala, Fla.
August 11, 2020

ANNUAL MEETING OF STOCKHOLDERS OF

AIM IMMUNOTECH INC.

October 7, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

The 2020 Proxy Statement, the 2019 Annual Report to Stockholders and the Quarterly Report for the period ended March 31, 2020 are available at: https://aimimmuno.com/stockholder-meeting/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS THE VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED BELOW AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal No. 1 – Election of Directors:

NOMINEES:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

O (01) Thomas K. Equels
O (02) William M. Mitchell
O (03) Stewart L. Appelrouth

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
Proposal No. 2. - Ratification of the selection of Morrison, Brown, Argiz & Farra, LLC, as independent auditors of AIM ImmunoTech Inc. for the year ending December 31, 2020.	☐	☐	☐
Proposal No. 3. - Approval, by non-binding vote, of executive compensation.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For certain very important resolutions, failure to vote would be considered the same as a "NO" vote. Please sign, date, and mail your proxy card in the envelope provided as soon as possible.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.